UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 Wilshire Boulevard, Suite 220, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 8, 2008, Ms. Jasna Penich submitted her resignation as Chief Risk Officer and interim Chief Internal Auditor of Nara Bancorp, Inc. (the “Company”) and its subsidiary Nara Bank, effective as of August 22, 2008. Ms. Penich was included as a named executive officer in the Company’s 2008 Form 14A filings.

An interim Chief Risk Officer and interim Chief Internal Auditor will be named to serve after Ms. Penich’s departure until a permanent Chief Risk Officer and permanent Chief Internal Auditor is appointed. The Company is reviewing both internal and external candidates for the positions. During the transition period, the Executive Management Team will work closely with the interim Chief Risk Officer and interim Chief Internal Auditor to oversee key decisions being made at the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: August 13, 2008	/s/ Alvin D. Kang
Alvin D. Kang Executive Vice President and Chief Financial Officer

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